EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2017 Second Quarter Results

HUNTINGTON BEACH, Calif., July 27, 2017 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ:BJRI) today reported financial results for its fiscal 2017 second quarter ended Tuesday, July 4, 2017.

Second Quarter 2017 Highlights Compared to Second Quarter 2016

  Total revenues grew 6.2% to $265.8 million
  Total restaurant operating weeks increased approximately 10%
  Comparable restaurant sales declined 1.4%
  Net income and diluted net income per share were $9.6 million and $0.44, respectively, inclusive of the net impact of a $1.4 million non-cash pre-tax charge, or $0.05 diluted net income per share. This non-cash pre-tax charge related to the write-off of the remaining net book value of convection ovens and point of sale terminals following the recent rollout of new slow roasting ovens and server handheld tablets. Excluding the impact of this charge, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share were $10.7 million and $0.49, respectively.

“After a solid start to the second quarter, we experienced softer sales beginning in mid-May,” commented Greg Trojan, President and CEO. “While we are disappointed with our current results, we made important investments in the business during the quarter which we believe will build future sales and maintain our industry leading guest traffic per square foot. During the quarter we completed the rollout of slow roasting ovens to all of our restaurants, including extensive team member training and menu sampling for these new slow roasted items. We also accelerated the rollout of our new handheld server tablets during the quarter, and as of today all of our restaurants are using these tablets. Though early, results from these initiatives are positive. The new slow roasted menu items have boosted average check with high incident rates while the handheld rollout has already improved our order times. Additionally, we re-trained all take-out team members and established new staffing and procedural guidelines for this position in order to improve execution as we continue to drive delivery and take-out. We intend to leverage our highly rated mobile app and website along with new third party delivery partners to drive growth in off-premise sales. In early July we announced a partnership with DoorDash, the on-demand delivery platform serving more than 500 cities nationwide with lunch, dinner and late night delivery. We are grateful to our operators who demonstrated incredible commitment throughout the quarter during some of our busiest times as they successfully implemented all of these initiatives.”

Trojan continued, “While we are making steady progress against the learning curve related to these initiatives, the majority of the transition, disruption and expense is behind us. As is to be expected with initiatives of this scope, during the quarter we incurred start-up costs and operating inefficiencies to get these systems in place, resulting in additional investments in labor and cost of sales. However, with the implementation of these new platforms solidly in place we can begin leveraging these investments throughout our business to continue delivering higher quality food, service and hospitality to our guests and returns for our shareholders.”

In the second quarter of fiscal 2017, BJ’s opened four new restaurants in Fort Wayne, Indiana, Youngstown, Ohio, Bloomington, Indiana and Fredericksburg, Virginia, and to date in 2017, the Company has opened seven new restaurants. Trojan concluded, “We expect to open one additional restaurant in the third quarter and two restaurants in the first half of the fourth quarter, thus meeting our goal of adding ten new restaurants in fiscal 2017. With only 194 restaurants opened as of today, and estimated national capacity for at least 425 BJ’s restaurants, the majority of our growth still remains ahead of us.”

During the second quarter of 2017, the Company repurchased and retired approximately 70,000 shares of its common stock at a cost of approximately $2.9 million. Since the Company’s first share repurchase authorization was approved in April 2014, BJ’s has repurchased and retired approximately 8.3 million shares at a cost of approximately $322.4 million and has reduced its outstanding share count by approximately 25%. The Company currently has approximately $77.6 million available under its authorized $400 million share repurchase program.

Investor Conference Call and Webcast
BJ’s Restaurants, Inc. will conduct a conference call on its second quarter 2017 earnings release today, July 27, 2017, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.
BJ’s Restaurants, Inc. currently owns and operates 194 casual dining restaurants under the BJ’s Restaurant & Brewhouse®, BJ’s Restaurant & Brewery®, BJ’s Pizza & Grill® and BJ’s Grill® brand names. BJ’s Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. All restaurants feature BJ’s critically acclaimed proprietary craft beers, which are produced at several of the Company’s Restaurant & Brewery locations, its two brewpubs in Texas and by independent third party craft brewers. The Company’s restaurants are located in the 24 states of Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Virginia and Washington. Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com for locations and additional information.

Forward-Looking Statements Disclaimer
Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, where 63 of our current 194 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Second Quarter Ended				Six Months Ended
	July 4, 2017		June 28, 2016		July 4, 2017		June 28, 2016
Revenues	$265,817	100.0%	$250,328	100.0%	$523,633	100.0%	$493,729	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	69,517	26.2	62,569	25.0	134,912	25.8	123,209	25.0
Labor and benefits	94,113	35.4	85,981	34.3	186,496	35.6	170,759	34.6
Occupancy and operating	54,872	20.6	50,144	20.0	108,816	20.8	99,217	20.1
General and administrative	14,205	5.3	13,767	5.5	28,501	5.4	28,129	5.7
Depreciation and amortization	17,052	6.4	16,040	6.4	33,801	6.5	31,638	6.4
Restaurant opening	1,258	0.5	1,559	0.6	2,671	0.5	2,998	0.6
Loss on disposal and impairment of assets	2,411	0.9	707	0.3	3,098	0.6	1,456	0.3
Legal and other settlements	-	-	-	-	-	-	369	0.1
Total costs and expenses	253,428	95.3	230,767	92.2	498,295	95.2	457,775	92.7
Income from operations	12,389	4.7	19,561	7.8	25,338	4.8	35,954	7.3

Other (expense) income:
Interest expense, net	(1,113)	(0.4)	(369)	(0.1)	(2,001)	(0.4)	(756)	(0.2)
Other income, net	266	0.1	38	-	1,051	0.2	435	0.1
Total other (expense) income	(847)	(0.3)	(331)	(0.1)	(950)	(0.2)	(321)	(0.1)
Income before income taxes	11,542	4.3	19,230	7.7	24,388	4.7	35,633	7.2

Income tax expense	1,903	0.7	5,441	2.2	5,483	1.0	10,200	2.1

Net income	$9,639	3.6%	$13,789	5.5%	$18,905	3.6%	$25,433	5.2%

Net income per share:
Basic	$0.45		$0.57		$0.87		$1.05
Diluted	$0.44		$0.56		$0.85		$1.03

Weighted average number of shares outstanding:
Basic	21,573		24,146		21,752		24,212
Diluted	22,074		24,574		22,202		24,638

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	July 4, 2017 (unaudited)	January 3, 2017 (audited)
Cash and cash equivalents	$22,675	$22,761
Total assets	$706,975	$691,312
Total debt	$172,500	$148,000
Shareholders’ equity	$266,439	$274,897

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Second Quarter Ended				Six Months Ended
	July 4, 2017		June 28, 2016		July 4, 2017		June 28, 2016
Stock-based compensation (1)
Labor and benefits	$530	0.2%	$505	0.2%	$999	0.2%	$908	0.2%
General and administrative	1,363	0.5	1,051	0.4	2,531	0.5	2,198	0.4
Total stock-based compensation	$1,893	0.7%	$1,556	0.6%	$3,530	0.7%	$3,106	0.6%

Operating Data
Comparable restaurant sales % change	(1.4%)		(0.2%)		(1.4%)		0.2%
Restaurants opened during period	4		3		7		7
Restaurants open at period-end	194		177		194		177
Restaurant operating weeks	2,497		2,276		4,942		4,507

(1) Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company’s financial results for second quarter 2017 which may be accessed via the Company’s website at http://www.bjsrestaurants.com:  (i) non-GAAP adjusted net income and (ii) non-GAAP adjusted diluted net income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the second quarter and six months ended July 4, 2017, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes the write-off of the remaining net book value of our convection ovens and point of sale terminals as a result of our new slow roasting oven and server handheld tablet rollouts.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Second Quarter Ended
	July 4, 2017			June 28, 2016
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$9,639	3.6%	$0.44	$13,789	5.5%	$0.56
Loss on disposal and impairment of assets	1,426	0.5	0.06	-	-	-
Tax effect – Loss on disposal and impairment of assets (1)	(321)	(0.1)	(0.01)	-	-	-
Non-GAAP adjusted net income & diluted net income per share	$10,744	4.0%	$0.49	$13,789	5.5%	$0.56

	Six Months Ended
	July 4, 2017			June 28, 2016
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$18,905	3.6%	$0.85	$25,433	5.2%	$1.03
Loss on disposal and impairment of assets	1,426	0.3	0.06	-	-	-
Tax effect – Loss on disposal and impairment of assets (1)	(321)	(0.1)	(0.01)	-	-	-
Non-GAAP adjusted net income & diluted net income per share	$20,010	3.8%	$0.90	$25,433	5.2%	$1.03

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1) The tax effect is based on the Company’s annual effective tax rate of 22.5% for the six months ended July 4, 2017.

Restaurant Level Operating Margin
Restaurant level operating margin, a Non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level margin differently than we do, restaurant level margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A calculation of restaurant level operating margin and a reconciliation of restaurant level operating margin to income from operations for the second quarter ended July 4, 2017 and June 28, 2016 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	July 4, 2017		June 28, 2016		July 4, 2017		June 28, 2016
Income from operations	$12,389	4.7%	$19,561	7.8%	$25,338	4.8%	$35,954	7.3%
General and administrative	14,205	5.3	13,767	5.5	28,501	5.4	28,129	5.7
Depreciation and amortization	17,052	6.4	16,040	6.4	33,801	6.5	31,638	6.4
Restaurant opening	1,258	0.5	1,559	0.6	2,671	0.5	2,998	0.6
Loss on disposal and impairment of assets	2,411	0.9	707	0.3	3,098	0.6	1,456	0.3
Legal and other settlements	-	-	-	-	-	-	369	0.1
Restaurant level operating margin	$47,315	17.8%	$51,634	20.6%	$93,409	17.8%	$100,544	20.4%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.